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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 5, 2000
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                            Wilmar Industries, Inc.
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                (Exact name of registrant specified in Charter)


       New Jersey                   0-27424                 22-2232386
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    (State or other               (Commission              (IRS Employee
    jurisdiction of               File Number)           Identification No.)
    incorporation)


                  303 Harper Drive
               Moorestown, New Jersey                           08057
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      (Address of principal executive offices)                 Zip Code


         Registrant's telephone, including area code: (856) 533-3104


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        (Former name and former address, if changed since last report)

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Item 5.   Other Events
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Following the public announcement of the merger and recapitalization of Wilmar
Industries, Inc. ("Wilmar"), a purported shareholders' class action complaint was filed by Phronesis Partners, L.P. on December 27, 1999 against Wilmar, Wilmar's directors and Parthenon Capital, Inc. in the Superior Court of New Jersey, Chancery Division, Burlington County (Docket No. BUR-C-171-99). The complaint alleged, among other things, that Wilmar's directors had breached their fiduciary duties and that Parthenon Capital has aided and abetted those breaches. The complaint also alleged, among other things, that the proposed consideration for the merger and recapitalization was unfair and inadequate. The complaint sought to enjoin the merger and recapitalization and also sought damages.

The parties to the lawsuit reached an agreement in principle to settle the matter on April 17, 2000. In connection with the settlement:

 .    the special committee of Wilmar's board of directors agreed to request its financial advisor, William Blair, to deliver a letter to the special committee, in a form satisfactory to William Blair and the special committee, bringing down through April 14, 2000, the fairness opinion delivered by William Blair to the special committee in connection with the merger. Wilmar agreed to publicly disclose such letter by filing it with the Securities and Exchange Commission;

 .    the voting and exchange agreement was amended to require William Green and certain trusts established by him to vote their shares of Wilmar common stock at the special meeting in favor of and against the merger proposal in the same proportions as the votes cast by all other Wilmar shareholders in the aggregate at the special meeting;

 .    Wilmar made certain additional disclosures in the proxy statement prepared in connection with the merger and mailed to Wilmar shareholders;

 .    a stipulation of settlement was agreed upon which expressly provides that the defendants deny that they committed any violations of law, and that the defendants settled the matter to eliminate the burden, risk and expenses of further litigation, and acknowledged that the plaintiffs' lawsuit in part caused additional disclosures included in the final proxy statement mailed to Wilmar shareholders; and

 .    the plaintiffs' counsel will apply to the applicable New Jersey state court for an award of attorneys' fees and disbursements in an aggregate amount not to exceed $400,000, and Wilmar and the other defendants will not object to this application.

While the parties' agreement in principle is binding, the terms of the settlement are nevertheless subject to court approval, approval of the plaintiff class, execution of a final stipulation of settlement, dismissal of the plaintiffs' action, and the closing of the merger contemplated by the merger agreement.
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On May 5, 2000, William Blair delivered its letter to the special committee, bringing down its fairness opinion through April 14, 2000. The letter dated May 5, 2000 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.      Financial Statements and Exhibits.
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     (C)     Exhibits

     (99.1)  William Blair & Company, L.L.C. opinion letter dated May 5, 2000.



                                   Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Wilmar Industries, Inc.
                                    (Registrant)



                                    By /s/ William S. Sanford
                                       -----------------------------------
                                       William S. Sanford
                                       Senior Vice President and
                                         Chief Financial Officer

Dated:  May 9, 2000